[COMPANY LOGO]                           ADVANCED BIOTHERAPY, INC.

                                                |    Administration
                                                |    --------------
                                                |    c/o KVG Partners
                                                |    141 West Jackson Blvd.
                                                |    Suite 2182
                                                |    Chicago, IL 60604
                                                |
                                                |    Telephone 312-427-1912
                                                |    Fax       312-427-5396
                                                |    www.advancedbiotherapy.com
                                                |


August 29, 2006

  Advanced Biotherapy Enters Into Share Purchase and Debt Restructure Agreement

                             "FOR IMMEDIATE RELEASE"

CHICAGO -- Advanced Biotherapy, Inc. (OTCBB: ADVB) announced today that it has entered into an agreement to raise $6,500,000 through a sale of stock to Richard
P. Kiphart, a board member, and Christopher Capps and other related parties, at $.015 per share. In addition, Mr. Kiphart and other debt holders will convert their debt at $.015 per share resulting in Mr. Kiphart having personal control over approximately 80% of ADVB shares. Immediately following the infusion of capital, payables will be retired by both the use of cash as well as the conversion of some portion to stock at the same $.015 price. It is estimated that ADVB will be virtually debt free and have approximately $6.0 million in cash, following completion of the transaction.

The company will move its headquarters to Chicago, Illinois from Woodland Hills, California and Christopher W. Capps has been appointed Chief Executive Officer and Mr. Kiphart non-executive Chairman of the Board. It is the intention of management to maintain the current intellectual property portfolio and seek partnership with other companies for the licensing thereof. Management believes that interest earned on the fully subscribed amount of new capital, once received, will allow the company to operate on a profitable basis. Mr. Kiphart has funded $1,100,000 and expects the balance of the $6,500,000 to be funded in approximately thirty days upon satisfaction of certain conditions in the definitive agreement. In addition, ADVB intends to pursue acquisitions that it believes can help it maintain its profitable operations.

The company intends to register as soon as possible a rights offering allowing existing stockholders to purchase ten shares of common stock at $.015 per share for every share held.

Mr.  Kiphart  said,  "I am  excited to be more  deeply  involved  with  Advanced
Biotherapy. The company has terrific intellectual property and now has sufficient capital to allow it to be profitable and consider acquisitions on a going forward basis."

Thomas J. Pernice, a member of the Board of Directors, stated, "On behalf of Richard Kiphart, the Board of Directors and the new management team, I would like to commend and thank Edmond Buccellato for his extraordinary personal efforts in establishing the company's extensive patent portfolio and enabling it to reach a stage that allows the company to pursue licensing and other partnership opportunities."

About Advanced Biotherapy

The Company, a pioneer in anticytokine therapy, has demonstrated the effectiveness of its pioneering scientific strategy by conducting investigational clinical trials treating patients suffering from AIDS, multiple sclerosis, rheumatoid arthritis, corneal transplant rejection and certain autoimmune skin conditions, including alopecia, all Th1 mediated autoimmune diseases which appear to have the same proinflammatory Th-1 activity. Advanced Biotherapy is headquartered in Chicago with laboratories in Columbia, Maryland. The company has an extensive patent portfolio including 7 issued patents.

Forward-Looking Statements

Statements made in this news release, other than statements of historical fact, are forward-looking statements and are subject to a number of uncertainties that could cause actual results to differ materially from the anticipated results or other expectations expressed in our forward-looking statements. Some of these forward-looking statements may be identified by the use of words in the statements such as "anticipate," "estimate," "could" "expect," "project," "intend," "plan," "believe," "seek," "should," "may," "assume," "continue," variations of such words and similar expressions. These statements are not guarantees of future performance and involve certain risks, uncertainties, and assumptions that are difficult to predict. We caution you that our performance and results could differ materially from what is expressed, implied, or forecast by our forward-looking statements. Future operating results and the Company's stock price may be affected by a number of factors, including, without limitation: (i) availability of capital; (ii) opportunities for joint ventures and corporate partnering; (iii) opportunities for mergers and acquisitions to acquire non-bio technology businesses or to expand the Company's biotechnology base; (iv) regulatory approvals of preclinical and clinical trials; (v) intellectual property matters (patents); and (vi) competition. Readers are cautioned not to place reliance on these forward-looking statements, which speak only as of the date the statements were made. See the Company's public filings with the Securities and Exchange Commission for further information about risks and uncertainties that may affect the Company and the results or expectations expressed in our forward-looking statements, including the section captioned "Factors That May Affect The Company" contained in the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005. Given these risks and uncertainties, any or all of these forward-looking statements may prove to be incorrect. Therefore, you should not rely on any such forward-looking statements. Except as required under federal securities laws and the rules and regulations of the SEC, we do not intend to update publicly any forward-looking statements to reflect actual results or changes in other factors affecting such forward-looking statements.

Contact:

     Advanced Biotherapy, Inc.
     Christopher W. Capps - (312) 427-1912
     www.advancedbiotherapy.com